UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 31st Street Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 399-3339

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SNAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 31, 2022, we posted an Investor Update presentation to our Investor Relations website at investor.snap.com disclosing preliminary year-over-year revenue growth for the third quarter of 2022 through August 29, 2022 of approximately 8%. A copy of that Investor Update is attached as Exhibit 99.2. Given uncertainties related to the operating environment, we are not providing our expectations for revenue or adjusted EBITDA for the third quarter of 2022.

The information presented in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the U.S. Securities and Exchange Commission made by Snap Inc., whether made before or after today’s date, regardless of any general incorporation language in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 31, 2022, we announced a plan to reduce our global headcount by approximately 20% of our global full time employees. The headcount reduction is part of a broader strategic reprioritization by the company to focus on our top priorities, improve cost efficiencies, and drive toward profitability and positive free cash flow.

As a result of the strategic reprioritization, we currently estimate that we will incur pre-tax charges in the range of $110 million to $175 million, primarily consisting of severance and related costs, contract termination costs, and other impairment charges, of which $95 million to $135 million are expected to be future cash expenditures. The majority of these costs are expected to be incurred during the third quarter of 2022. Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process into the fourth quarter of 2022 or beyond in certain countries. The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the strategic planning process, Evan Spiegel, Chief Executive Officer and Co-Founder, outlined a proposal to our board of directors to create the role of Chief Operating Officer in order to more closely align our engineering, ad product, and sales functions. Following those discussions, Mr. Spiegel made a recommendation to the compensation committee of the board to nominate Jerry Hunter, Senior Vice President of Engineering, age 57, to the newly-created role of Chief Operating Officer. The compensation committee approved Mr. Hunter’s promotion, effective immediately, on August 30, 2022. Mr. Hunter has served as our Senior Vice President of Engineering since November 2017 and previously served as Vice President of Core Engineering since October 2016. In Mr. Hunter’s new role, he will oversee our engineering, sales, partnerships, and revenue organizations. In connection with Mr. Hunter’s promotion, he will be awarded $19.5 million in new restricted stock units that will vest over the next 39 months in equal quarterly increments.

On August 26, 2022, Jeremi Gorman, our Chief Business Officer, notified us that she will leave Snap to pursue a new opportunity. Ms. Gorman’s last day at Snap will be September 16, 2022. Ms. Gorman has agreed to continue to serve as Chief Business Officer for an interim period to assist with an effective transition of her duties and responsibilities. Accordingly, on August 30, 2022, we entered into a transition agreement with Ms. Gorman. Ms. Gorman has confirmed that this transition is not related to any disagreement with us on any matter relating to our accounting, strategy, management, operations, policies, or practices (financial or otherwise). The foregoing description of Ms. Gorman’s transition agreement is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On August 31, 2022, we began notifying team members affected by the strategic reprioritization and communicated the changes to the entire company with a letter from Evan Spiegel, our Chief Executive Officer and Co-Founder, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

On August 31, 2022, we posted an Investor Update presentation to our Investor Relations website at investor.snap.com, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference.

The information presented in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the U.S. Securities and Exchange Commission made by Snap Inc., whether made before or after today’s date, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements regarding our future results of operations or financial condition, our plans to improve operational efficiencies, timing and charges associated with our strategic reprioritization, our business strategy and plans, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this Current Report on Form 8-K.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends, including our financial outlook, geo-political conflicts, and the COVID-19 pandemic, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; future acquisitions, divestitures or investments; our ability to achieve cost savings from our strategic reprioritization; disruptions to our business as a result of our strategic reprioritization; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts, the COVID-19 pandemic, and macroeconomic conditions, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition Agreement, by and between Snap Inc. and Jeremi Gorman, dated August 30, 2022.

99.1	Letter to Snap Inc. team members from Evan Spiegel, dated August 31, 2022.

99.2	Investor Update, dated August 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: August 31, 2022	By:	/s/ Derek Andersen
Derek Andersen
Chief Financial Officer